INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No.
3 to Registration Statement No. 333-40186 of Oppenheimer
Main Street Opportunity Fund(R)on Form N-1A of our report
dated August 21, 2003, appearing in the Statement of
Additional Information, which is part of such Registration
Statement, and to the reference to us under the headings
"Independent Auditors" in the Statement of Additional
Information and "Financial Highlights" in the Prospectus,
which is also part of such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
September 22, 2003